                                    EXHIBIT 3

                    AMENDMENT NO. 1 TO STOCKHOLDER AGREEMENT

     AMENDMENT NO. 1 (this "Agreement") to the Stockholder Agreement, dated as of May 12, 1997 (the "Stockholder Agreement"), among Danny Edwards, an individual residing at 6724 North Whispering Hills Road, Paradise Valley, Arizona 85253, Drew M. Brown, an individual whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016, DMB Property Ventures Limited Partnership, a Delaware limited partnership having an office at 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016, Mark N. Sklar, an individual whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016 and Bennett Dorrance, Trustee of the Bennett Dorrance Trust dated April 21, 1989, as amended, whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016 (Messrs. Edwards, Brown, Sklar and Dorrance, and DMB Property Ventures Limited Partnership collectively referred to as the "Edwards Group"), Christopher A. Johnston, an individual residing at 2784 Teton Pines Drive, Jackson, Wyoming 83001, Richard P. Johnston and Jayne A. Johnston Charitable Remainder Trust #3 (Richard P. Johnston, Trustee) ("Johnston CRT #3"), having an office at Teton Pines, 4350 Greens Place, Wilson, Wyoming 83014 as successor to RPJ/JAJ Partners, Ltd., a Wyoming partnership, David E. Johnston, an individual residing at 1935 W. Muirhead Loop, Oro Valley, Arizona 85737, Berenson Minella & Company, L.P. ("Berenson Minella"), a New York limited partnership having an office at 667 Madison Avenue, New York, New York 10021, Kenneth J. Warren, an individual residing at 5567 Caplestone Lane, Dublin, Ohio 43017 (Messrs. Christopher A. Johnston, David E. Johnston and Kenneth J. Warren, and Johnston CRT #3 and Berenson Minella collectively referred to as the "Johnston Group" and each member of the Edwards Group and the Johnston Group individually referred to as a "Stockholder" and collectively as "Stockholders"), and Royal Precision, Inc. (f/k/a FM Precision Golf Corp.), a Delaware corporation ("RP"). Capitalized terms used herein and not otherwise referred to herein shall have the meaning ascribed thereto in the Stockholder Agreement

         WHEREAS, RP, Coyote Sports, Inc., a Nevada corporation ("CSI"), and RP Acquisition Corp. ("Sub"), a Delaware propose to enter into an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement"), providing for the merger of Sub with and into RP (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties and agreements which each of the parties thereto is making thereby in connection with the Merger; and

         WHEREAS, in connection with the Merger, certain Stockholders of the Company have agreed to enter into Voting Agreements in favor of CSI (the "Voting Agreements") pursuant which, subject to the terms and conditions of such Voting Agreements, such Stockholders have agreed to vote their shares of Common Stock in favor of the adoption and approval of the Merger Agreement and the approval of the Merger and against certain transactions which might delay, impede or oppose the Merger and, concurrently therewith, grant to CSI a proxy to vote such shares in favor of the adoption and approval of the Merger Agreement and the approval of the Merger and against certain transactions which might delay, impede or oppose the Merger; and

         WHEREAS, the parties hereto wish to effect certain Amendments to the Stockholders Agreement in connection with the Merger.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO STOCKHOLDER AGREEMENT. (a) Section 4 of the Stockholders Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

     "SECTION 4. NO VOTING TRUSTS. Each Stockholder agrees that it will not, and will not permit any entity under any Stockholder's control to, deposit any of its Shares in a voting trust or subject any of his Shares to any arrangement or agreement with respect to the voting of such Shares, other than this Agreement and any Voting Agreement entered into in connection with the Merger.

                  (b) A new Section 12 to the Stockholder Agreement is hereby inserted immediately following Section 11.5 of the Stockholders Agreement to read as follows:

         Notwithstanding anything to the contrary contained herein, nothing in this Stockholders Agreement shall be deemed to prohibit any part hereto from executing and delivering the Merger Agreement or any Voting Agreement, and performing his respective obligations thereunder.


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                  (c) Christopher A. Johnston is hereby deleted as a party to the Stockholders Agreement shall no longer have any rights or obligations hereunder and, hereafter, (x) all references to the Johnston Group shall be deemed to be references solely to Messrs. David E. Johnston and Kenneth J. Warren, and Johnston CRT #3 and Berenson Minella and (y) for all purposes of the Stockholder Agreement, Mr. Christopher A. Johnston shall not be deemed to be a Stockholder for purposes of the Stockholder Agreement, as amended hereby.

         SECTION 2. MISCELLANEOUS.

                  2.1. The parties, being concerned that either party may obtain some advantage by having the law of the jurisdiction of its principal place of business apply, and agreeing in concept to have this Agreement subject to the laws of a neutral jurisdiction, whose laws are perceived as being fair in general to the business community at large, have determined and agreed as follows: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES AGREES THAT ANY LEGAL ACTION BETWEEN THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT, OR THE INTERPRETATION OR ENFORCEMENT OF TERMS HEREOF, SHALL BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH FEDERAL OR STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, OR DETERMINED IN ACCORDANCE WITH, SECTION
11.5 OF THE STOCKHOLDERS AGREEMENT.

                  2.2. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected.

                  2.3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  2.4. All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or inference shall be derived therefrom.

                  2.5 From and after the date first written above, all references tot he Stockholder Agreement (whether in the Stockholder Agreement or in any other agreement or document making reference thereto shall be deemed to be references to the Stockholder Agreement as amended by this Agreement.




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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.
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
                                                            ROYAL PRECISION, INC.


                                                     By: /s/ Raymond J. Minella
                                                         ------------------------------------------
                                                              Raymond J. Minella, Chairman


                                    STOCKHOLDERS:


Signature of Stockholder:                                   /s/ Danny Edwards
                                                            ---------------------------------------
                                                            Danny Edwards

Signature of Stockholder:                                   /s/ Drew M. Brown
                                                            ---------------------------------------
                                                            Drew M. Brown


Signature of Stockholder:                                   DMB PROPERTY VENTURES
                                                            LIMITED PARTNERSHIP


                                                            By: /s/ Drew M. Brown
                                                               ------------------------------------
                                                                  Name:


Signature of Stockholder:                                   /s/ Mark N. Sklar
                                                            ---------------------------------------
                                                            Mark N. Sklar
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
Signature of Stockholder:                                   /s/ Bennett Dorrance
                                                            -------------------------------------------------------
                                                            Bennett Dorrance, Trustee of the Bennett Dorrance Trust
                                                            dated April 21, 1989, as amended


Signature of Stockholder:                                   /s/ Christopher A. Johnston
                                                            -------------------------------------------------------
                                                            Christopher A. Johnston




Signature of Stockholder:                                   RICHARD P. JOHNSTON AND JAYNE A.
                                                            JOHNSTON CHARITABLE REMAINDER
                                                            TRUST #3


                                                            By: /s/ Richard P. Johnston
                                                               -----------------------------------------------------
                                                                  Richard P. Johnston, Trustee



Signature of Stockholder:                                   /s/ David E. Johnston
                                                            -------------------------------------------------------
                                                            David E. Johnston



Signature of Stockholder:                                   BERENSON MINELLA & COMPANY, L.P.


                                                            By: /s/ Raymond J. Minella
                                                               -----------------------------------------------------
                                                                  Raymond J. Minella, General Partner



Signature of Stockholder:                                   /s/ Kenneth J. Warren
                                                            -------------------------------------------------------
                                                            Kenneth J. Warren
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